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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Alteon Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-60576, 33-89134, 333-91437, 333-39429, 333-04496, 333-69304) on Form
S-8 and in the registration statements (Nos. 333-106048, 333-44453, 333-48964,
333-28309, 333-56512) on Form S-3 of Alteon Inc. of our report dated March 3, 2004, with respect to the balance sheets of Alteon Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 2003 annual report on Form 10-K of Alteon Inc.

                                               /s/ KPMG LLP

Short Hills, New Jersey
March 11, 2004